Exhibit 99.1

Rocket Software, Inc.

275 Grover Street

Newton, MA 02466

February 29, 2008

BY FAX TO (408) 257-1101	BY FAX TO (650) 838-435

NetManage, Inc. 20883 Stevens Creek Blvd. Cupertino, CA 95014 Attn: Zvi Alon, President, CEO & Chairman	Perkins Coie LLP 101 Jefferson Drive Menlo Park, CA 90425 Attn: Michael R. Glaser, Esq.

Re:	AGREEMENT AND PLAN OF MERGER dated as of December 11, 2007, by and among Rocket Software, Inc., Eastern Software, Inc. and NetManage, Inc.

Gentlemen:

Rocket Software, Inc. (“Rocket”) hereby notifies you in accordance with Section 5.3(g) of the above agreement that it has been unable to obtain an agreement for financing from Wells Fargo Foothill, Inc.

Accordingly, Rocket hereby reluctantly terminates the above agreement pursuant to Section 6.3(a)(iv).

Sincerely,

Rocket Software, Inc

By	Johan Magnusson Gedda
Johan Magnusson Gedda